                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is made and entered into as of June 24, 1996 by and among Corporate Express, Inc., a Colorado corporation (the "Company"), and Alex. Brown & Sons Incorporated, Donaldson Lufkin & Jenrette Securities Corporation, Montgomery Securities and J.P. Morgan & Co. (Collectively, the "Underwriters").

     This Agreement is made pursuant to the Underwriting Agreement, dated June 19, 1996 (the "Underwriting Agreement"), between the Company and the Underwriters. In connection with the transactions contemplated by the Underwriting Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Underwriting Agreement.

     The parties hereby agree as follows:

     1.   Definitions.  Capitalized terms used herein without definition shall
          -----------
have their respective meanings set forth in the Underwriting Agreement. As used in this Agreement, the following terms shall have the following meanings:

          Advice:  See the last paragraph of Section 4 hereof.
          ------

          Affiliate:  "Affiliate" means, with respect to any specified Person,
          ---------
(i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer or director of such other Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power (whether or not exercised) to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          Authorized Newspapers:  "Authorized Newspapers" shall have the
          ---------------------
meaning set forth in the Indenture.

          Bearer Security:  "Bearer Security" shall have the meaning set forth
          ---------------
in the Indenture.

          Common Stock:  The shares of common stock, par value $0.0002 per
          ------------
share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, in each case, issuable or issued upon conversion of the Notes.

                                       1.

          Effectiveness Date:  The date that is as soon as practicable, but in
          ------------------
no event more than 120 days after the date the Registration Statement relating to the Shelf Registration is first filed with the SEC.

          Effectiveness Period:  See Section 2(a) hereof.
          --------------------

          Exchange Act:  The Securities Exchange Act of 1934, as amended, and
          ------------
the rules and regulations of the SEC promulgated thereunder.

          Filing Date:  The date that is 90 days after the latter of the
          -----------
Settlement Date or the latest issuance of the Notes upon exercise of the Underwriters' overallotment option.

          Indenture:  The Indenture, dated as of June 24, 1996, between the
          ---------
Company and Bankers Trust Company, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Initial Shelf Registration Statement:  See Section 2(a) hereof.
          ------------------------------------

          Losses:  See Section 6(a) hereof.
          ------

          Notes:  The 4 1/2% Convertible Notes due July 1, 2000 of the Company
          -----
being issued and sold pursuant to the Underwriting Agreement and the Indenture on the date hereof; provided, that if the Notes are converted pursuant to
                    --------
Article 12 of the Indenture, such term shall mean the Common Stock issued upon conversion thereof.

          Person:  The term "person" shall mean a corporation, an association,
          ------
a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

          Prospectus:  The prospectus included in any Registration Statement
          ----------
(including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Registered Security:  "Registered Security" shall have the meaning
          -------------------
set forth in the Indenture.

                                       2.

          Registrable Securities:  The Notes and the Common Stock issuable upon
          ----------------------
conversion of the Notes upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Note or share of Common Stock, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is saleable by the holder thereof pursuant to Rule 144(k) or (iii) it is distributed to the public pursuant to Rule 144, and, as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the restrictive legends required under the Indenture are removed or removable in accordance with the terms of the Indenture.

          Registration Expenses:  See Section 5 hereof.
          ---------------------

          Registration Statement:  Any registration statement of the Company
          ----------------------
which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144:  Rule 144 under the Securities Act, as such Rule may be
          --------
amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Rule 144A:  Rule 144A under the Securities Act, as such Rule may be
          ---------
amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC:  The Securities and Exchange Commission.
          ---

          Securities Act:  The Securities Act of 1933, as amended, and the rules
          --------------
and regulations promulgated by the SEC thereunder.

          Settlement Date:  June 24, 1996, or such later date as the Company and
          ---------------
the Underwriters shall mutually agree to in writing.

          Shelf Registration:  See Section 2 hereof.
          ------------------

          Special Counsel:  Any special counsel to the Underwriters or the
          ---------------
holders of the Registrable Securities, the fees and expenses of which will be paid by the Company pursuant to Section 5 hereof.

          Subsequent Shelf Registration:  See Section 2(b) hereof.
          -----------------------------

          TIA:  The Trust Indenture Act of 1939, as amended.
          ---

          Trustee:  The "Trustee" under the Indenture.
          -------

                                       3.

          Underwriters:  Alex. Brown & Sons Incorporated, Donaldson, Lufkin &
          ------------
Jenrette Securities Corporation, Montgomery Securities and J.P. Morgan & Co.

          Underwriting Agreement:  As such term is defined in the second
          ----------------------
paragraph of this Agreement.


     2.   Shelf Registration
          ------------------

          (a)  Shelf Registration. The Company shall prepare and file with the
               ------------------
SEC prior to the Filing Date a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or other appropriate form permitting registration of such Registrable Securities for resale by such holders. The Company shall use all reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable, but in no event more than 120 days after the date the Registration Statement is first filed with the SEC (the "Effectiveness Date") and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earliest of (i) the expiration of three years from the time the Initial Shelf Registration Statement is declared effective (the "Effectiveness Period"),
(ii) such time as all Registrable Securities have been sold pursuant to the Shelf Registration Statement, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in a new security not subject to transfer restrictions under the Securities Act being delivered pursuant to the Indenture and (iii) such time as, in the opinion of counsel, all of the Registrable Securities held by non-affiliates of the Company are eligible for resale pursuant to Rule 144(k) under the Securities Act and the restrictive legends have been removed from such Registrable Securities.

          (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration") (the Initial Shelf Registration and the Subsequent Shelf Registrations are hereinafter collectively referred to as the "Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

          (c) The Company shall supplement and amend the Initial Shelf Registration Statement or a Subsequent Shelf Registration Statement, as the case may be, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the

                                       4.

Underwriters or by the Trustee on behalf of the holders of the Registrable Securities covered by such Registration Statement.

          (d) Notwithstanding the provisions contained in Section 2(b) above, in the event that, in the judgment of the Company's Board of Directors, Chief Executive Officer or Chief Financial Officer, it is advisable to suspend use of the Prospectus due to pending corporate developments, public filings with the SEC or similar events, the Company shall deliver a written certificate to each selling holder of Registrable Securities, the Underwriters and the Special Counsel to the effect that the use of the Prospectus is to be suspended until the Company shall deliver a written notice that the use of the Prospectus may be resumed. Thereafter, the use of the Prospectus shall be suspended, and the Company shall not be required to maintain the effectiveness of, or amend or update the Shelf Registration, or amend or supplement the Prospectus; provided,
                                                                      --------
however, that the Company shall only be permitted to suspend the use of the
- -------
Prospectus for a period not to exceed 30 days in any three-month period or two periods not to exceed an aggregate of 60 days in any 12-month period.

          The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as soon as, in the judgment of the Company's Board of Directors, Chief Executive Officer or Chief Financial Officer, disclosure of the material relating to such pending development, filing or event would not have a materially adverse effect on the Company.

     3.   Liquidated Damages
          ------------------

          (a) The parties hereto agree that the holders of Registrable Securities will suffer damages and that it would not be feasible to attempt to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed with the SEC on or prior to the Filing Date, (ii) the Initial Shelf Registration Statement has not become effective on or prior to the Effectiveness Date, (iii) prior to the end of the Effectiveness Period, the SEC shall have issued a stop order suspending the effectiveness of the Registration Statement or proceedings have been initiated against the Company under Section 8(d) or 8(e) of the Securities Act or (iv) a notice under
Section 4(c) (v) hereof is delivered and either (x) such notice is delivered during the period from the effective date of the Initial Shelf Registration Statement until 90 days thereafter (the "Initial Resale Period") or (y) the aggregate number of days since the Initial Resale Period for which notices delivered pursuant to Section 4(c) (v) hereof have been in effect exceeds 90 days (each of the events described in clauses (i) through (iv) is individually referred to herein as an "Event," and each of the Filing Date in the case of clause (i), the Effectiveness Date in the case of clause (ii), the date on which the Registration Statement ceases to be effective or proceedings referred to therein have been commenced in the case of clause (iii), and the date on which such notice is delivered or the 90-day limit is exceeded, as the case may be, in the case of clause (iv), are referred to herein as the "Event Date"). For purposes hereof, a notice under Section 4(c) (v) hereof shall be deemed to be effective from the date of such

                                       5.

notice through the date that the use of the applicable Prospectus may be resumed pursuant to the last paragraph of Section 4(m) hereof.

          Accordingly, upon the occurrence of an Event, commencing on the
Event Date, the Company agrees to pay, as liquidated damages, and not as a penalty, to each holder of Registrable Securities, an additional amount (the "Liquidated Damages Amount") equal to one-half of one percent per annum (50 basis points) per U.S.$1,000 principal amount of Registrable Securities held by such holder; provided, however, that such liquidated damages will be only
             --------  -------
an additional amount equal to one-quarter of one percent per annum (25 basis points) per $1,000 principal amount of Registrable Securities held by such holder for the first 60 days following the Event Date resulting from a failure to file the Initial Shelf Registration on or prior to the Filing Date (and, following such 60 day period, the applicable additional amount shall be equal to one-half of one percent per annum (50 basis points) per U.S.$1,000 principal amount of Registrable Securities held by such holder); provided, further,
                                                       --------  -------
however, that such liquidated damages will, in each case, cease to accrue on and
- -------
after the date the Shelf Registration is filed or effective, the stop order or proceeding has terminated, or the notice under clause (iv) is no longer in effect, as the case may be.

          (b) The Company shall pay the Liquidated Damages Amount due on the Registrable Securities by depositing with the Trustee under the Indenture, in trust, for the benefit of the holders thereof, at least one business day prior to the applicable interest payment date, sums sufficient to pay the Liquidated Damages Amount then due. The Liquidated Damages Amount due shall be payable on each interest payment date to the record holder entitled to receive the interest payment to be made on such date. The Trustee shall be entitled, on behalf of the holders of Registrable Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of such liquidated damages.

          (c) The parties hereto agree that the liquidated damages provided for in this Section 3 constitute a reasonable estimate of the damages that may be incurred by holders of Registrable Securities (other than the Underwriters) by reason of the failure of the Shelf Registration to be filed, declared effective or consummated, as the case may be, in accordance with the provisions hereof.

     4.   Registration Procedures.  In connection with the Company's
          -----------------------
registration obligations under Section 2 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any
                    --------  -------

                                       6.

such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file), the Company shall furnish to the Underwriters through the Special Counsel, copies of all such documents proposed to be filed, which documents will be subject to the review of the Underwriters and the Special Counsel, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the Underwriters or the Special Counsel shall reasonably object on a timely basis.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or to such Prospectus as so supplemented.

          (c) Notify the selling holders of Registrable Securities and the Underwriters through the Special Counsel promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or the existence of any circumstance which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they

                                       7.

were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

          (e) Subject to the last paragraph of this Section 4, if reasonably requested by the Underwriters, the Special Counsel or the holders of a majority in principal amount of the Registrable Securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Company, the Underwriters and such holders agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and
(iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that the Company shall not be required
                               --------
to take any actions under this Section 4(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

          (f) Furnish to each selling holder of Registrable Securities (at its request) and to the Underwriters through the Special Counsel, without charge, at least one conformed copy of the Registration Statement or Registration Statements and any post-effective amendment thereto, including financial statements, if any (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by the Underwriters or the Special Counsel).

          (g) Deliver to each selling holder of Registrable Securities, the Underwriters and the Special Counsel, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling holders of Registrable Securities, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Seller reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the

                                       8.

disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not
                                   --------  -------
be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

          (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

          (j) Upon the occurrence of any event contemplated by Section 4(c) (v) or 4(c) (vi) above, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the foregoing obligation shall be suspended in the case of the giving of a notice pursuant to
Section 4(c) (v) hereof until the use of the applicable Prospectus may be resumed pursuant to the last paragraph of Section 4(m) hereof.

          (k) If necessary in connection with a disposition of Registrable Securities, make available for inspection by a representative of the holders of Registrable Securities being sold and any attorney or accountant retained by such selling holders, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition; provided, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or (iii) disclosure of such records, information or documents is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

          (l) Cause the Indenture to be qualified under the TIA not later than the effectiveness of the first Registration Statement relating to the Registrable Securities; and, in connection therewith, cooperate with the Trustee and the holders of the Registrable Securities, to effect such changes to the Indenture as may be required for such Indenture to be so qualified in
                                       9.

accordance with the terms of the TIA; and execute, and use all reasonable efforts to cause such Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

          (m) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders financial statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          The Company may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4 (c) (ii), 4 (c) (iii), 4 (c) (iv), 4 (c) (v) or 4(c) (vi) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by the applicable Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

     5.   Registration Expenses.  All fees and expenses incident to the
          ---------------------
performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses
(x) fees and expenses relating to filings required to be made with the National Association of Securities Dealers, Inc. and (y) fees and expenses relating to compliance with securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the selling holders of Registrable Securities in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as holders of a majority in aggregate principal amount of the Registrable Securities being sold may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the Special Counsel or the holders of a majority in aggregate principal amount
                                      10.

of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the Special Counsel for the selling Holders of the Registrable Securities or the Underwriters in connection with the Shelf Registration (provided that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm for all of the selling Holders and the Underwriters), (v) fees and disbursements of all independent certified public accountants, (vi) fees and expenses of any qualified independent underwriter or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the Bylaws of the National Association of Securities Dealers, Inc., (vii) rating agency fees in connection with obtaining ratings of the Notes at the time of their original issuance, (viii) Securities Act liability insurance if the Company so desires such insurance, and (ix) fees and expenses of all other Persons retained by the Company. In addition, the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

     6.   Indemnification
          ---------------

          (a) Indemnification by the Company.  The Company shall, without
              ------------------------------
limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, the officers, directors and agents and employees of each of them, each Person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of preparation and attorneys'
fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable to any holder of
- -------- -------
Registrable Securities to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have completely corrected such untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and (y) having

                                      11.

previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise. The Company shall also indemnify each selling broker, dealer manager and similar securities industry professional participating in the distribution, and each of their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) Indemnification by Holder of Registrable Securities.  In
              ---------------------------------------------------
connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and each such holder by its sale of a Registrable Securities pursuant to any Registration Statement shall, without limitation as to time, be deemed to have agreed to indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus and that such information was solely relied upon by the Company in preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such Persons expressly for use in any Prospectus or Registration Statement.

          (c) Conduct of Indemnification Proceedings.  If any Person shall be
              --------------------------------------
entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of a proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the
                 --------  -------
indemnifying party shall not relieve the indemnifying party from any obligation or liability. All such fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within five days of written notice thereof to the indemnifying

                                      12.

party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party shall not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 6, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

          (d) Contribution.  If the indemnification provided for in this Section
              ------------
6 is unavailable to an indemnified party under Section 6(a) or 6(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall, jointly and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that results in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata
                                                              --------
allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 6(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder, under the Underwriting Agreement or otherwise. The provisions of this Section 6 shall

                                      13.

survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any holder or any termination of this Agreement.

     7.   Rule 144 and Rule 144A.
          ----------------------

          (a) The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. The Company further covenants that it will cooperate with any holder of Registrable Securities and take such further action as any holder of Registrable Securities may reasonably request (including, without limitation making such representations as any such holder may reasonably request), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

          (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

     8.   Miscellaneous.
          -------------

          (a) Remedies.  In the event of a breach by the Company of its
              --------
obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Conflicting Agreements.  The Company has not, as of the date
              --------------------------
hereof, and shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which conflicts with the rights granted to the holders of Registrable Securities in this Agreement.

          (c) Amendments and Waivers.  The provision of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers

                                      14.

or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of a majority of the then outstanding aggregate principal amount of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided, however, that the provisions of this sentence may not be amended,
- --------  -------
modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (d) Notices.  All notices and other communications to holders of
              -------
Registered Securities, or to holders of Common Stock issuable upon conversion of a Registered Security or a Bearer Security, provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

              (x) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 8 (d); and

              (y) if to the Company, to Corporate Express, Inc., 325
          Interlocken Parkway, Broomfield, Colorado 80021, Attention: Secretary.

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

          All notices and other communications to holders of Bearer Securities provided for or permitted hereunder shall be deemed given when made in Authorized Newspapers in London, England, and so long as the Bearer Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, in Luxembourg or, if publication in either London or Luxembourg is not practical, elsewhere in Western Europe.

          (e) Owner of Registered Security.  The Company will maintain, or
              ------------------------------
will cause its registrar and transfer agent to maintain, a register with respect to the Registered Securities in which all transfers of a Registered Security of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name the Registered Security is registered in such register of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

          (f) Approval of Holders.  Whenever the consent or approval of holders
              -------------------
of a specified percentage of Registrable Securities is required hereunder, Registrable Securities

                                      15.

held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Underwriters or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage. For purposes of calculating the consent or approval of holders of a majority of the then outstanding aggregate principal amount of Registrable Securities, Registrable Securities which have been converted into shares of Common Stock shall be deemed to bear the principal amount at which such securities were converted.

          (g) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each holder of any Registrable Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each holder of any Registrable Securities. In the event another Person becomes an obligor on the Notes pursuant to the requirements of Article 7 of the Indenture or the Notes become convertible into shares of common stock of a Person other than the Company pursuant to the provision of Section 11 of Article 12 of the Indenture, the Company shall, at or prior to the consummation of the transaction which resulted or will result in such Person becoming an obligor on the Notes or the Notes becoming convertible into such common stock, cause such Person to execute and deliver to the Trustee a written agreement under which it shall agree to discharge the obligations of the Company hereunder as if it were the Company for all purposes hereunder to the extent necessary or appropriate to give effect to the intent of the provisions hereof.

          (h) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

          (i) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (j) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

          (k) Severability.  If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties

                                      16.

that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          (l) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Notes sold pursuant to the Underwriting Agreement and the Common Stock issuable upon conversion of the Notes. Except as provided in the Underwriting Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

          (m) Attorneys' Fees.  In any action or proceeding brought to enforce
              ---------------
any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (n) Further Assurances.  Each of the parties hereto shall use all
              ------------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

          (o) Termination.  This Agreement and the obligations of the parties
              -----------
hereunder shall terminate at the end of the Effectiveness Period, except for any liabilities or obligations under Sections 5 or 6 or the proviso of Section 4(k) above, which shall remain in effect in accordance with their terms.

                                      17.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    CORPORATE EXPRESS, INC.



                                    By:/s/Gary M. Jacobs
                                       --------------------------
                                          Gary M. Jacobs
                                          Executive Vice President and
                                            Secretary

Accepted as of the date first
above written:



ALEX. BROWN & SONS INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MONTGOMERY SECURITIES
J.P. MORGAN & CO.
By:  Alex. Brown & Sons Incorporated


By: /s/Alexander Daignault
    -----------------------------------------
       Alexander Daignault
       Principal

                                      18.